                                  EXHIBIT 99.1


AMRE, INC.                                                         PRESS RELEASE
--------------------------------------------------------------------------------

Contact:    AMM:  John Vanecko                             FOR IMMEDIATE RELEASE
            (214) 658-6338


                        AMRE, INC. CEASES OPERATIONS AND
                        FILES FOR BANKRUPTCY PROTECTION


         DALLAS, January 17, 1997 - AMRE, Inc. (NYSE:AMM) today announced that it has been unable to obtain additional working capital necessary, as previously disclosed, to fund operating losses incurred in the fourth quarter ended Dec. 31, 1996 and anticipated operating losses during the first quarter of 1997. As a result, AMRE, Inc. has immediately ceased operations and plans to seek protection under Chapter 11 of the United States Bankruptcy code.

         Effective immediately Ronald L. Bliwas, Dennis S. Bookshester, Murray Gross and Robert M. Swartz have resigned as directors of the Company.

         The Company intends to complete all work in progress over the next few weeks and then execute an administrative liquidation of its assets. The Company is currently in discussions with a number of parties regarding a possible sale of certain assets under Section 363 of Chapter 11 of the Bankruptcy code, in an effort to maximize the value of the assets for the benefit of creditors. The Company does not anticipate that these discussions and any resulting transaction, should it occur, would yield any residual value for distribution to the stockholders of the Company.